EXHIBIT 99.T3A.12

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

PRETZELMAKER FRANCHISING, LLC

Pursuant to Section 18-202 of the

Delaware Limited Liability Company Act

1.                                      The name of the limited liability company is Pretzelmaker Franchising, LLC (the “Company”).

2.                                      The Certificate of Formation of the Company is hereby amended to change the name of the Company to PMF, LLC.

3.                                      Accordingly, Article 1. of the Certificate of Formation shall, as amended, read as follows:

“1.  The name of the limited liability company is PMF, LLC.”

4.                                      This Certificate of Amendment shall be effective as of August 10, 2007.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 10th day of August, 2007.

PRETZELMAKER FRANCHISING, LLC

By:
Name: Michael R. Ward
Title: Senior Vice President, Chief Legal Officer and Secretary